UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2025

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2025, CareDx, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved an amendment (the “Plan Amendment”) to the Company’s 2024 Equity Incentive Plan (the “Plan”) in accordance with the voting results set forth below under Item 5.07. The Plan Amendment was previously adopted by the Company’s Board of Directors at its meeting on April 23, 2025, subject to and effective upon stockholder approval.

The material terms of the Plan Amendment were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”) under the caption “Proposal No. 4 Approval of Amendment to the 2024 Equity Incentive Plan.” The Plan Amendment authorizes an increase in the available shares reserved under the Plan by 1,600,000 shares, or approximately 3% of common shares issued and outstanding, subject to adjustment as provided in the Plan, and an equivalent increase in the number of shares of stock available for grant pursuant to incentive stock options, as more fully described in the Proxy Statement.

The above description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2025, the Company held the Annual Meeting. Of the 55,596,737 shares of the Company’s common stock outstanding as of April 15, 2025, the record date for the Annual Meeting, 49,757,768 shares were represented at the Annual Meeting virtually or by proxy, constituting approximately 89.49% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Proxy Statement.

Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.

Proposal No. 1 - To elect two Class II directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Fred E. Cohen, M.D., D. Phil	42,173,236	1,558,136	6,026,396
R. Bryan Riggsbee	42,839,955	891,417	6,026,396

As a result, the Company’s stockholders voted to elect each of Fred E. Cohen, M.D., D. Phil and R. Bryan Riggsbee as Class II directors to serve until the Company’s 2026 annual meeting of stockholders or until his respective successor is duly elected and qualified.

Proposal No. 2 - To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,638,906	95,842	23,020	0

As a result, the Company’s stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025.

Proposal No. 3 - To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,012,994	3,694,527	23,851	6,026,396

As a result, the Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal No. 4 - To approve the Amendment to the Company’s 2024 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,296,700	16,389,509	45,163	6,026,396

As a result, the Company’s stockholders voted to approve the Plan Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the CareDx, Inc. 2024 Equity Incentive Plan.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2025	CAREDX, INC.

	By:	/s/ John Hanna
John Hanna
President and Chief Executive Officer